MANAGEMENT AND OPERATIONAL SERVICES AGREEMENT

This Agreement is made effective as of the 1st day of October, 2008, between Acrongenomics, Inc. ("ACRON"), a corporation incorporated under the laws of the State of Nevada, U.S.A., and VARDISTO INVESTMENTS LIMITED ("VARDISTO"), a company incorporated under the laws of the Republic of Cyprus.

WHEREAS:

A. ACRON wishes to retain VARDISTO to provide, in accordance with the terms and conditions herein set forth, certain management and operational services required in connection with ACRON'S business (the "Services");

B. VARDISTO has the willingness and the means to provide the Services; and

C. VARDISTO has agreed to provide the Services to ACRON in accordance with the terms and conditions herein set forth.

NOW, THEREFORE, ACRON and VARDISTO (collectively, the "parties" and individually a "party") hereby agree as follows:

1. APPOINTMENT

1.1. Subject to the terms and conditions hereof, ACRON hereby designates and appoints VARDISTO to provide the Services, as set forth in Schedule A.

1.2. VARDISTO hereby accepts the aforesaid appointment by ACRON and agrees to provide the Services in accordance with the terms hereof.

1.3. VARDISTO shall provide the Services to ACRON as an independent contractor and not as a partner. Any personnel hired and utilized by VARDISTO to provide the Services shall not be deemed to be employees of ACRON.

2. TERM

The term of this Agreement is for two (2) years and will renew for an additional one (1) year unless either party hereto gives to the other thirty (30) days' prior written notice of its intention not to further renew this Agreement, in which event this Agreement shall be terminated at the end of such term.

3. FEE

3.1. In consideration of the provision of the Services by VARDISTO to ACRON, ACRON shall pay VARDISTO a monthly fee of USD five thousand (USD 5,000).

3.2 A one-off initial payment of USD ten thousand (USD 10,000) shall be payable upon signing of this Agreement.

4. TERMINATION

Either party may at any time hereafter terminate this Agreement by giving 30 days notice in writing of such termination to the other party. At the time of expiration of this Agreement, pursuant to such notice, all final accounts shall be taken and adjusted between the parties and all liabilities and obligations of each one to the other shall be settled promptly thereafter.

5. CONFIDENTIALITY

In the course of performing the Services, VARDISTO may obtain information relating to ACRON or its business which is of a confidential and proprietary nature (the "Confidential Information"). VARDISTO shall not make use of the Confidential Information other than as required for the performance of the Services under this Agreement.

6. NOTICES

All notices and other communication hereunder shall be in writing and shall be delivered personally or by telecopier to the parties hereto at the following addresses:

To VARDISTO:
VARDISTO INVESTMENTS LIMITED
115 Ag. Paraskevis Street,
GR-152 32 Halandri, Greece

To ACRON:
ACRONGENOMICS, Inc.
115 Ag. Paraskevis Street,
GR-152 32 Halandri, Greece

Any such notice or other communication shall be deemed given and received on the day it was so delivered or transmitted and, if not a business day, of the business day following the day of delivery or transmission. Either party may change its address for notice in the aforesaid manner.

IN WITNESS THEREOF the parties hereto have executed this Agreement as of the date first above written.

VARDISTO INVESTMENTS LIMITED

Per: ______________________

ACRONGENOMICS, Inc.

Per: ______________________

SCHEDULE A

1. Approx. 110 m2 of office space located at 115 Ag. Paraskevis Street, Halandri, Greece, under the terms of the lease agreement for such property reviewed and accepted by ACRON (utilities and operation costs paid by VARDISTO)
2. Computers, telephones, facsimile and all applicable connections
3. Reception and secretarial services when required
4. General office supplies